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Exhibit 10.13

SECOND AMENDMENT
TO EMPLOYMENT AGREEMENT

        SECOND AMENDMENT, dated as of January 1, 2006, (this "Second Amendment") to the Employment Agreement (the "Employment Agreement"), between David C. Bloom (the "Executive") and Chelsea Property Group, Inc., a Maryland corporation (the "Company"), dated as of June 20, 2004 and the First Amendment to the Employment Agreement (the "First Amendment"), between the Executive and the Company dated as of November 1, 2004.

W I T N E S S E T H:

        WHEREAS, Section 13 of the Employment Agreement provides that any alteration, amendment or modification of any of the terms of the Employment Agreement shall be valid only if made in writing and signed by the parties thereto; provided, however, that any such alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors; and

        WHEREAS, the parties hereto desire to amend certain provisions of the Employment Agreement as more fully set forth herein, and the parties hereto shall seek the consent of the Board of Directors in conjunction with such amendment.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the parties hereto agree as follows:

        1.    Defined Terms.    Unless otherwise stated herein, all capitalized terms have the meanings ascribed to them in the Employment Agreement.

        2.    Amendments.

  (a)
  The second sentence of Section 1 is hereby deleted in its entirety and replaced with the following:

    "Subject to the terms and conditions contained herein, the Executive shall serve as the Chairman of the Board of the Company and, in such capacity, shall report directly to the Chief Executive Officer of SPG and shall have such duties as are typically performed by a Chairman of the Board of a corporation, together with such additional duties, commensurate with the Executive's position as Chairman of the Board of the Company, as may be assigned to the Executive from time-to-time by the Chief Executive Officer of SPG."

  (b)
  The first sentence of Section 3(a) is hereby deleted in its entirety and replaced with the following:

          "(a)    Salary.    The Company shall pay to the Executive a salary (the "Salary") of $500,000 per annum for the calendar year beginning January 1, 2006, with increases, if any, as may be approved in writing by the Board of Directors."

  (c)
  Section 3(c) is hereby deleted in its entirety and replaced with the following:

          "(c)    Bonus.    For the 2006 calendar year, the Executive shall be eligible to receive an annual cash bonus (the "Bonus"), as recommended by the Chief Executive Officer of SPG and approved by the Board of Directors of SPG. The Executive's bonus for the 2006 calendar year shall be payable in accordance with the practices of the Company, but in no event later than the 90th day after the end of the 2006 calendar year. Nothing in this Second Amendment shall affect the bonus to be received by the Executive for the 2005 calendar year which shall be determined and paid to the Executive in accordance with the terms of the Employment Agreement without considering the effect of this Second Amendment."

  (d)
  Section 4 is hereby amended to delete the requirement that the Executive devote his full time to the business of the Company.

        3.    Governing Law.    This Second Amendment shall be governed and construed in accordance with the laws of the state of New Jersey applicable to contracts made and to be performed entirely within such state.

        4.    Full Force and Effect of Employment Agreement.    Except as specifically amended herein, all other provisions of the Employment Agreement as amended by the First Amendment thereto shall remain in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

CHELSEA PROPERTY GROUP, INC.
By:	/s/ LESLIE T. CHAO Leslie T. Chao, Chief Executive Officer
EXECUTIVE
By:	/s/ DAVID C. BLOOM David C. Bloom

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SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
W I T N E S S E T H